Exhibit 3.57

Request Type: Certified Copies Entity Name: NORTH AMERICAN ATK CORPORATION Formed In: CALIFORNIA Entity No.: 1107178 Entity Type: Stock Corporation - CA - General		Issuance Date: 11/28/2022 Copies Requested: 1 Receipt No.: 002994265 Certificate No.: 062225113
Document Listing
Reference#	Date Filed	Filing Description	Number of Pages
1524-1	03/23/1982	Initial Filing	1
1530-1	01/03/2008	Amendment	1
1534-1	12/19/2014	Legacy Merger	6
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I, SHIRLEY N. WEBER, PH.D., California Secretary of State, do hereby certify on the Issuance Date, the attached document(s) referenced above are true and correct copies and were filed in this office on the date(s) indicated above.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California on November 28, 2022. SHIRLEY N. WEBER, PH.D. Secretary of State

To verify the issuance of this Certificate, use the Certificate No. above with the Secretary of State Certification Verification Search available at bizfileOnline.sos.ca.gov.

ARTICLES OF INCORPORATION
OF
NORTH AMERICAN A T K
I
The name of this corporation is NORTH AMERICAN A T K.
II
The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a pro-fession permitted to be incorporated by the California Corporations Code.
III
The name and address in the State of California of this corporation’s initial agent for service of process is Marc Parnes 3021 S. Shannon Street, Santa Ana, California, 92704
IV
This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.
Dated: ·March 18 , 1982.
    /s/ Marc Parnes
Marc Parnes, Incorporator

I hereby declare that I am the person who executed the

foregoing Articles of Incorporation, which execution is my act and deed.
    /s/ Marc Parnes
Marc Parnes

CERTIFICATE OF AMENDMENT

OF
ARTICLES OF INCORPORATION

The undersigned certify that:
1.    They are the president and the secretary, respectively, of NORTH AMERICAN A T K, a California corporation.
2.    Article I of the Articles of Incorporation of this corporation is amended to read as follows:
The name of this corporation is North American ATK Corporation.
3.    The foregoing Amendment of Articles of lncorporation has been duly approved by the board of directors.
4.    The foregoing Amendment of Articlt!8 of Incorporation has been duly approved by the required vote of the shareholders of this corporation in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is two thousand nine hundred forty-one (2,941). The favorable vote of a majority of such shares is required to approve the Amendment, and the number of such shares voting in favor of the Amendment exceeded the required vote.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: October 15, 2007	/s/ Peter Butterfield, President Peter Butterfield, President /s/ Shannon Empting, Secretary Shannon Empting, Secretary

AGREEMENT OF MERGER
OF
NORTH AMERICAN ATK CORPORATION;
GEARHEAD ENGINES, lNC.;
ATK MOTORSPORTS, INC.
AND
LKQ POWERTRAIN, INC.
AGREEMENT OF MERGER, pursuant to the provisions of the California Corporations Code, dated this 19th day or December, 2014, among North American ATK Corporation, a California corporation (herein “Surviving Corporation”), Gearhead Engines, Inc., a California corporation, ATK Motorsports, Inc., a California corporation, and LKQ Powertrain, Inc., a Delaware corporation (each, a “Merging Corporation” and collectively, the “Merging Corporations).
WITNESSETH that:
WHEREAS, all of the constituent corporations desire to merge into a single corporation; and
NOW THEREFORE, the corporations, parties to the Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:
1.    The Merging Corporations shall be merged with and into Surviving Corporation (the “Merger”).
2.    The Certificate of Incorporation of Surviving Corporation, as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.
3.    Upon effectiveness of the Merger, all shares of the Merging Corporations immediately prior to the effectiveness of the Merger shalt be cancelled without consideration and converted into no shares of the Surviving Corporation. All the shares of the Surviving Corporation shall not be converted in any manner, but each such share which is issued as of the effective date of the merger shall continue to represent one issued share of the Surviving Corporation.
4.    The Surviving Corporation shall assume the assets and liabilities of the Merging Corporations.
5.    The by-laws of the Surviving Corporation as they exist of the effective date of this merger shall be and remain the by-laws of the Surviving Corporation until the same shall be altered, amended and repealed as therein provided.
6.    This merger shall become effective as of December 31, 2014.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused these presents to be executed by an officer of each party hereto as the respective act, deed, and agreement of each said corporation on this 19th day of December, 2014.

NORTH AMERICAN ATK CORPORATION

By:    /s/ Victor M. Casini
    Victor M. Casini, Vice President

By:    /s/ Matthew J. McKay
    Matthew J. McKay, Secretary

GEARHEAD ENGINES, INC.

By:    /s/ Victor M. Casini
    Victor M. Casini, Vice President

By:    /s/ Matthew J. McKay
    Matthew J. McKay, Secretary

ATK MOTORSPORTS, INC.

By:    /s/ Victor M. Casini
    Victor M. Casini, Vice President

By:    /s/ Matthew J. McKay
    Matthew J. McKay, Secretary

LKW POWERTRAIN, INC.

By:    /s/ Victor M. Casini
    Victor M. Casini, Vice President

By:    /s/ Matthew J. McKay
    Matthew J. McKay, Secretary

OFFICERS’ CERTIFICATE

NORTH AMERICAN ATK CORPORATION
CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

Victor M. Casini and Matthew J. McKay certify that:
1.    They are the vice president and secretary, respectively, of North American ATK Corporation, a California corporation.
2.    The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.
3.    The shareholder approval was by the holders of 100% of the outstanding shares or the corporation.
4.    There is only one class of shares (common). There are 2,941 shares outstanding and all of the outstanding shares were entitled to vote on the merger.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our own knowledge.
Date: December 19, 2014

    /s/ Victor M. Casini
Victor M. Casini, Vice President

    /s/ Matthew J. McKay
Matthew J. McKay, Secretary

OFFICERS’ CERTIFICATE
GEARHEAD ENGINES, INC.
CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

Victor M. Casini and Matthew J. McKay certify that:
1.    They are the vice president and secretary, respectively, of Gearhead Engines, Inc., a California corporation.
2.    The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.
3.    The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.
4.    There is only one class of shares (common). There are 80,000 shares outstanding and all of the outstanding shares were entitled to vote on the merger.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our own knowledge.
Date:    December 19, 2014

    /s/ Victor M. Casini
Victor M. Casini, Vice President

    /s/ Matthew J. McKay
Matthew J. McKay, Secretary

OFFICERS’ CERTIFICATE
ATK MOTORSPORTS, INC.
CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

Victor M. Casini and Matthew J. McKay certify that:
1.    They are the vice president and secretary, respectively, of ATK Mortorsports, Inc., a California corporation.
2.    The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.
3.    The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.
4.    There is only one class of shares (common). There are 1,000 shares outstanding and all of the outstanding shares were entitled to vote on the merger.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our own knowledge.
Date:    December 19, 2014

    /s/ Victor M. Casini
Victor M. Casini, Vice President

    /s/ Matthew J. McKay
Matthew J. McKay, Secretary

OFFICERS’ CERTIFICATE
LKQ POWERTRAIN, INC.
CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

Victor M. Casini and Matthew J. McKay certify that:
1.    They are the vice president and secretary, respectively, of LKQ Powertrain, Inc., a Delaware corporation.
2.    The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.
3.    The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.
4.    There is only one class of shares (common). There are 100 shares outstanding and all of the shares outstanding were entitled to vote on the merger.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our own knowledge.
Date:    December 19, 2014

    /s/ Victor M. Casini
Victor M. Casini, Vice President

    /s/ Matthew J. McKay
Matthew J. McKay, Secretary